Exhibit 99.2

FOR IMMEDIATE RELEASE

SACHEM CAPITAL CORP

CLOSES $10 MILLION EQUITY OFFERING

Branford, Connecticut, July 29, 2019 -- Sachem Capital Corp. (NYSE American: SACH) today announced that, on Friday July 26, 2019, it consummated the sale of 2,000,000 common shares in an underwritten public offering. Aegis Capital Corp. served as the sole book runner for the offering. The public offering price was $5.00 per share, resulting in $10 million in gross proceeds. The net proceeds to the company, after payment of underwriting discounts and commission and before other transaction expenses, were $9.5 million. The company has granted the underwriters a 45-day option to purchase up to 300,000 additional shares to cover over allotments, if any.

The shares were offered pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). A prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC and are available on the SEC’s website at www.sec.gov. A copy of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained by contacting Aegis Capital Corp., Attention: Prospectus Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at prospectus@aegiscap.com, or by telephone at (212) 813-1010.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing and managing a portfolio of mortgage loans secured by first mortgage liens on real property (referred to in the industry as “hard money” loans). Its customers include real estate investors and developers who use the proceeds of the loans to fund their acquisition, renovation, development, rehabilitation and/or improvement of properties located primarily in Connecticut. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. Sachem has elected to be taxed and operates as a real estate investment trust (REIT) for federal income tax purposes.

Forward-Looking Statements

This press release includes statements relating to the expected proceeds from the public offering, the closing of the offering and the use of the net proceeds. These statements and other statements regarding Sachem’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the company’s control, and which may cause results to differ materially from expectations. Accordingly, investors should not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. For a discussion of the most significant risks and uncertainties associated with Sachem's business, investors are urged to review the company’s filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein, whether as a result of new information, future events or otherwise.

Investors & Media Contacts:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

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